UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2017

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171
(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198
(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 5, 2017, American Axle & Manufacturing Holdings, Inc. (“AAM”) held a special meeting of AAM’s stockholders (the “Special Meeting”).  As of the record date for the Special Meeting, February 24, 2017, there were 76,476,788 shares of common stock, par value $0.01 per share, of AAM (the “Common Stock”) outstanding and entitled to vote, of which the holders of 63,540,084 shares of Common Stock were represented in person or by proxy at the Special Meeting.

During the Special Meeting, stockholders of AAM were asked to consider and vote upon a proposal to approve the issuance of shares of Common Stock (the “Share Issuance”) to stockholders of Metaldyne Performance Group Inc. (“MPG”) on the terms and conditions set out in the Agreement and Plan of Merger, dated as of November 3, 2016, as it may be amended from time to time, among AAM, Alpha SPV I, Inc., and MPG (the “Merger Agreement”).  The proposal was approved by the stockholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
63,108,710	168,641	262,733	N/A

Because there were sufficient votes at the time of the Special Meeting to approve the Share Issuance, a vote was not called on the proposal to adjourn the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there were not sufficient votes at the time of the Special Meeting to approve the Share Issuance.

Item 8.01	Other Events.

Subject to the satisfaction of the remaining conditions to the closing of the merger in accordance with the terms of the Merger Agreement, AAM currently expects the merger to close on or around April 6, 2017.

Forward Looking Statements

This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the proposed acquisition of MPG and the anticipated consequences and benefits of such proposed acquisition and other information relating to matters that are not historical facts.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.  These risks and uncertainties include the receipt and timing of necessary regulatory approvals, the ability to finance the acquisition, the ability to successfully operate and integrate MPG operations and realize estimated synergies, and the other factors detailed in the joint proxy statement/prospectus that forms a part of the Registration Statement on Form S-4/A (Registration No. 333-215161) filed by AAM with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2017 (the “Registration Statement”) and from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.  These forward-looking statements speak only as of the date of this communication.  We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Important Information and Where to Find It

This Current Report is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of AAM or MPG.  In connection with the proposed acquisition of MPG, AAM filed with the SEC the Registration Statement, which contained the form of joint proxy statement of AAM and MPG and also constituted a preliminary prospectus of AAM.  The definitive joint proxy statement/prospectus has been mailed to stockholders of AAM and MPG.  Stockholders of each company and other investors are urged to read the Registration Statement, definitive joint proxy statement/prospectus and any other relevant documents filed with the SEC (including any amendments or supplements thereto) regarding the proposed acquisition as these documents contain (or will contain) important information.  Those documents, as well as AAM’s other public filings with the SEC, may be obtained without charge at the SEC’s website at http://www.sec.gov and at AAM’s website at http://www.aam.com.  Investors may also obtain a free copy of the Registration Statement and joint proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the Registration Statement and joint proxy statement/prospectus from AAM by directing a request to American Axle & Manufacturing, Inc., One Dauch Drive, Detroit, Michigan 48211, USA, Attention: Investor Relations, Telephone: +1 313-758-2404.

Participants in the Solicitation

AAM and its directors, executive officers and other members of its management and employees may be deemed to be participants in a solicitation of proxies from its stockholders in connection with the proposed transaction.  Information regarding AAM’s directors and executive officers is available in AAM’s proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 23, 2017.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Registration Statement and the joint proxy statement/prospectus (or will be contained in any amendments or supplements thereto) and other relevant materials to be filed with the SEC when they become available.  These documents can be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: April 5, 2017	By:	/s/ David E. Barnes
David E. Barnes
General Counsel, Secretary & Chief Compliance Officer